June 1, 2018

State Street Bank and Trust Company 200 Clarendon Street, 16th Floor Boston, Massachusetts 02116

Attention: Sheila McClorey, Transfer Agent Vice President

Re: Transfer Agency and Service Agreement between each of the Investment Companies listed on Appendix "A" thereto, (each a "Trust' and collectively the " Trusts') and State Street Bank and Trust Company (the " Transfer Agent') made as of October 11, 2013 (the " Transfer Agent Agreement')

Ladies and Gentlemen:

This letter and the enclosed Appendix "A" to the Transfer Agent Agreement ("Appendix A") are being delivered to the Transfer Agent to amend the Transfer Agent Agreement.

The following investment companies, which are exchange traded funds, desire to become a party to the Transfer Agent Agreement, and the Transfer Agent desires to provide the services set forth in the Transfer Agent Agreement to such fund, effective June 12, 2018:

"

Fidelity Covington Trust Fidelity High Yield Factor ETF

"

Fidelity Merrimack Street Trust: Fidelity Low Duration Bond Factor ETF

When Appendix A is countersigned by the Transfer Agent, the investment company noted above shall become a "Trust" under the Transfer Agent Agreement and shall be bound by all terms and conditions and provisions of the Transfer Agent Agreement including, without limitation, the representations and warranties set forth in Section 4 of the Transfer Agent Agreement.

If you are in agreement with the foregoing, please countersign the enclosed copy of updated Appendix A and return it to the undersigned.

Sincerely,

EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX "A” ATTACHED HERETO, ON

BEHALF OF EACH OF TH EIR RESPECTIVE  PORTFOLIOS

By: /s/Adrien Deberghes

Adrien Deberghes

President and Treasurer - Fidelity Strategic Advisers Funds

Assistant Treasurer - Fidelity Equity and High I ncome Funds

Assistant Treasurer - Fidelity Fixed Income and Asset Allocation Funds

APPENDIX "A"

To

Transfer Agency and Service Agreement made as of October 11, 2013

LIST OF INVESTMENT COMPANIES

Effective as of June 12, 2018

Fidelity Corporate Bond ETF

Fidelity Dividend ETF for Rising Rates

Fidelity High Dividend ETF

Fidelity High Yield Factor ETF

Fidelity International High Dividend ETF

Fidelity International Value ETF

Fidelity Limited Term Bond ETF

Fidelity Low Duration Bond Factor ETF

Fidelity Low Volatility Factor ETF

Fidelity Momentum Factor ETF

Fidelity MSCI Consumer Discretionary Index ETF

Fidelity MSCI Consumer Staples Index ETF

Fidelity MSCI Energy Index ETF

Fidelity MSCI Financials Index ETF

Fidelity MSCI Health Care Index ETF

Fidelity MSCI Industrials Index ETF

Fidelity MSCI Information Technology Index ETF

Fidelity MSCI Materials Index ETF

Fidelity MSCI Real Estate Index ETF

Fidelity MSCI Telecommunication Services Index ETF

Fidelity MSCI Utilities Index ETF

Fidelity NASDAQ Composite Index Tracking Stock

Fidelity Quality Factor ETF

Fidelity Total Bond ETF

Fidelity Value Factor ETF

Each of the Investment Companies Listed Above, On behalf of each of their Respective Portfolios

By: /s/Adrien Deberghes

Adrien Deberghes

President and Treasurer ·Fidelity Sector Portfolios President and Treasurer ·Fidelity Strategic Advisers Funds

Assistant Treasurer - Fidelity Equity and High Income Funds

Assistant Treasurer ·Fidelity Fixed Income and Asset Allocation Funds State

Street Bank and Trust Company

By: /s/Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President